WCA Waste Corporation Acquires Two Landfills, Three Transfer Stations and a Collection Company in Florida

HOUSTON, Oct. 4, 2005 (PRIMEZONE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today that it has entered the central Florida market with the completion of two acquisitions totaling annual revenue of approximately $17 million.

The Company acquired a 250 acre landfill located east of Sarasota in Arcadia, Florida, three transfer stations and a six truck hauling company from Meyer and Gabbert Excavating Contractors, Inc. WCA has an option to purchase an additional 600 acres adjoining the landfill.

In a separate transaction WCA acquired a 227 acre landfill located in Ft. Meade, Florida from Waste Corporation of America, LLC. WCA Waste Corporation was previously part of a corporate group that included Waste Corporation of America, LLC. The two companies maintain certain other relationships.

Tom Fatjo, Chairman of the Company, stated, "We are very excited about the opportunities in central Florida. We have already identified and are in active discussions with several tuck-in acquisitions in these markets. With the completion of these acquisitions, the Company is projecting a $127 million revenue 'run-rate' and a $38 million EBITDA 'run-rate.' This virtually doubles the size of the Company during the past 15 months. WCA now owns 19 landfills located in nine states."

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consists of nineteen landfills, eighteen transfer stations, twenty-three collection operations and three material recovery facilities located throughout Alabama, Arkansas, Florida, Kansas, Missouri, North Carolina, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ National Market System under the symbol "WCAA."

Safe Harbor for Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. This is true of our description of our acquisition strategy for example. Such statements include, but are not limited to, statements about the benefits of the acquisition described in this release, including plans, objectives, expectations and intentions and other statements that are not historical facts. Statements concerning "run-rates" from acquisitions are also forward looking statements. In additions, "run-rate" determinations are not audited or based on GAAP and are made based on estimations from information provided to us by the acquisition candidates and from other sources and estimates developed by us. We determine the period over which to calculate a "run-rate" based on factors we deem to be reasonable. Actual revenues may or may not equal the estimated "run-rate."

All such statements are based upon the current beliefs and expectations of WCA's management and are subject to significant risks and uncertainties. Some of those risks and uncertainties have been more fully described in "Risk Factors and Cautionary Statement about Forward-Looking Statements" in our Quarterly Report on Form 10-Q with respect to the quarterly period ending on June 30, 2004. The risks and uncertainties include, without limitation: any weakness in the economy related to our markets may result in reductions in demand for the Company's services, we may not be able to integrate acquired businesses successfully, revenue and other synergies from the acquisition may not be fully realized or may take longer to realize than expected, we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory or other reasons, we may suffer unexpected liabilities associated with our acquisitions, disruptions from the acquisition may make it more difficult to maintain relationships with customers, potential increases in commodity, insurance and fuel prices could increase our operating expenses significantly and we face the risk of new and changing regulation. Please consider these factors carefully in evaluating the forward-looking statements and do not place undue reliance on such forward- looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For a description of the relationships between WCA Waste Corporation and Waste Corporation of America, LLC please refer to WCA Waste Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.

The WCA Waste Corporation logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1736

CONTACT:  WCA Waste Corporation
          Tommy Fatjo
          (713) 292-2400